Exhibit 23.1

We consent to the incorporation by reference in this Post Effective Amendment No. 3 to Form S-1 (Registration Statement No. 333-141830) on Form S-3 of Conmed Healthcare Management, Inc. of our report dated March 25, 2010 relating to our audits of the consolidated financial statements appearing in the Annual Report on Form 10-K of Conmed Healthcare Management, Inc. for the year ended December 31, 2009.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

McGLADREY & PULLEN, LLP

Des Moines, Iowa
April 16, 2010